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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
JAMDAT Mobile Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 15, 2005

To Our Stockholders:

        You are cordially invited to attend the 2005 Annual Meeting of the Stockholders of JAMDAT Mobile Inc. The Annual Meeting will be held on Tuesday, May 24, 2005, at 10:00 a.m. (Pacific time), at the Radisson Huntley Hotel, 1111 Second Street, Santa Monica, California 90403.

        The actions we expect to take at the Annual Meeting are described in detail in the Notice of Annual Meeting of Stockholders and Proxy Statement that follow. Also included with this letter is our Annual Report.

        Please use this opportunity to take part in our affairs by voting on the business to come before the Annual Meeting. If you are a record holder of our common stock at the close of business on April 5, 2005, you are eligible to vote on these matters, either by attending the Annual Meeting in person or by proxy. It is important that your shares be voted, whether or not you plan to attend the Annual Meeting, to ensure the presence of a quorum. Therefore, please complete, date, sign, and return the accompanying proxy in the enclosed postage-paid envelope, or submit your proxy by telephone or the Internet. Submitting the proxy does NOT deprive you of your right to attend the Annual Meeting and vote your shares in person for the matters acted on at the Annual Meeting.

        We look forward to seeing you at the Annual Meeting.

Sincerely,
Mitch Lasky Chief Executive Officer

Notice of Annual Meeting of Stockholders
to be held May 24, 2005

To Our Stockholders:

        The Annual Meeting of the Stockholders of JAMDAT Mobile Inc., or the Company, will be held on Tuesday, May 24, 2005, at 10:00 a.m. (Pacific time), at the Radisson Huntley Hotel, 1111 Second Street, Santa Monica, California 90403 for the following purposes:

  1.
  Election of Directors. To elect one person to serve as a Class I director of the Company for a three-year term or until his successor has been elected and qualified. The board of directors of the Company, or the Board, has nominated Paul Vais.

  2.
  Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005.

  3.
  Other Business. To transact such other business as properly may come before the Annual Meeting or any continuation, adjournment or postponement thereof.

        Only persons who are stockholders of record at the close of business on April 5, 2005, or Stockholders, will be entitled to notice of and to vote, in person or by proxy, at the Annual Meeting and at any continuation, adjournment or postponement thereof.

        The Proxy Statement that accompanies this Notice of Annual Meeting of Stockholders contains additional information regarding the proposals to be considered at the Annual Meeting, and Stockholders are encouraged to read it in its entirety.

        As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board. All proposals set forth above are proposals of the Board. It is expected that these materials will be first mailed to Stockholders on or about April 15, 2005.

        Your vote is very important and we encourage all of our Stockholders to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the accompanying proxy in the enclosed postage-paid envelope or submit your proxy by telephone or the Internet, as promptly as possible. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and in ensuring that a quorum is present. If you return your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached Proxy Statement.

By Order of the Board of Directors,
Craig Gatarz Secretary
Los Angeles, California April 15, 2005

3415 South Sepulveda Boulevard, Suite 700
Los Angeles, California 90034

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of JAMDAT Mobile Inc., a Delaware corporation (referred to as the "Company," "we," "our" or "us"), for use at our Annual Meeting of Stockholders (the "Annual Meeting"), to be held at the Radisson Huntley Hotel, 1111 Second Street, Santa Monica, California 90403 on Tuesday, May 24, 2005, at 10:00 a.m. (Pacific time), and at any continuation, adjournment or postponement of the Annual Meeting. Only stockholders of record, or Stockholders, at the close of business on April 5, 2005, or the Record Date, are entitled to notice of and to vote, in person or by proxy, at the Annual Meeting or any continuation, adjournment or postponement thereof. The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card are being mailed to Stockholders on or about April 15, 2005.

Matters to be Considered

        The matters to be considered and voted upon at the Annual Meeting will be:

  1.
  Election of Directors. To elect one person to serve as a Class I director of the Company for a three-year term or until his successor has been elected and qualified. The board of directors of the Company, or the Board, has nominated Paul Vais.

  2.
  Ratification of Appointment of Independent Registered Pubic Accounting Firm. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2005.

  3.
  Other Business. To transact such other business as properly may come before the Annual Meeting or any continuation, adjournment or postponement thereof.

Methods of Voting

        Stockholders can vote by attending the Annual Meeting and voting in person, or by submitting a proxy by mail, facsimile, telephone or the Internet. A written proxy card, or Proxy, is enclosed. If you vote by means of the Proxy, the Proxy must be completed, signed and dated by you or your authorized representative, and either mailed or transmitted by facsimile as described below. If you vote by telephone or the Internet, you do not need to return the Proxy.

        Voting by Written Proxy.    If you choose to vote by mailing your Proxy, simply mark the enclosed Proxy and sign, date and return it to the Company in the postage-paid envelope provided. You may also send the Proxy by facsimile to (310) 397-0353, to the attention of Craig Gatarz. Craig Gatarz, the designated proxyholder (the "Proxyholder"), is a member of the Company's management. If you vote by mail or facsimile, the Proxy must be signed and dated by you or your authorized representative or agent.

        If you hold our common stock ("Common Stock") in "street name" and wish to vote, you must either instruct your broker or nominee as to how to vote your shares on the Proxy or vote in person by requesting a proxy executed in your favor by your broker or nominee and bringing that proxy to the Annual Meeting. Please note that if you own Common Stock in street name and request a proxy from your broker or nominee, any previously executed Proxy will be revoked and your vote will not be counted unless you appear at the Annual Meeting and vote in person.

        If a Proxy is properly signed, dated and returned and is not revoked, the Proxy will be voted at the Annual Meeting in accordance with the Stockholder's instructions indicated on the Proxy. If no instructions are indicated on the Proxy, the Proxy will be voted "FOR" the election of the Board's nominee, "FOR" the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005 and in accordance with the recommendations of the Board as to any other matter that may properly be brought before the Annual Meeting or any continuation, adjournment or postponement thereof.

        Telephone and Internet Voting.    Again, if you vote by telephone or by the Internet, you do not need to return the written Proxy. The telephone and Internet voting procedures are designed to authenticate your identity, allow you to vote your shares, and confirm that your instructions have been properly recorded. Telephone and Internet voting facilities for Stockholders will be available 24 hours a day, and will close at 11:59 p.m. (Pacific time) on May 23, 2005. Street name holders may vote by telephone or the Internet if their broker or nominee makes those methods available. If this is the case, the broker or nominee will enclose instructions with this Proxy Statement.

        You can vote by telephone by calling the toll-free telephone number 1-877-PRX-VOTE (1-877-779-8683). Voice prompts will instruct you to vote your shares and confirm that your vote has been properly recorded.

        You can vote on the Internet at www.eproxyvote.com/jmdt. As with telephone voting, you can confirm that your vote has been properly recorded.

Revocability of Proxies

        Any Stockholder giving a proxy has the power to revoke it at any time before it is exercised. A Stockholder may revoke a proxy by filing an instrument of revocation, or a duly executed proxy bearing a later date, with the Company's Secretary at our principal executive offices located at 3415 South Sepulveda Boulevard, Suite 700, Los Angeles, California 90034, prior to the commencement of the Annual Meeting. A Stockholder may also revoke a proxy by attending the Annual Meeting and voting in person. Stockholders whose shares are held in "street name" should consult with their broker or nominee concerning the method for revoking their proxy.

Voting Rights

        At the close of business on the Record Date, there were 20,736,176 shares of Common Stock outstanding, which constitute all the outstanding voting securities of the Company. Each Stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company at the close of business on the Record Date, on each matter presented to the Stockholders at the Annual Meeting. Stockholders may not cumulate votes in the election of directors.

        A majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld, abstentions and "broker non-votes" (as defined below) will be counted for purposes of determining the presence of a quorum.

        In the election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. Our certificate of incorporation and bylaws divide our Board into three classes, with each class elected for a three-year term on a staggered basis.

        Each proposal described in this Proxy Statement, other than the election of directors, requires the affirmative vote of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. An abstention on any proposal submitted to the Stockholders, other than the election of directors, will be included in the number of votes cast on that proposal and, accordingly, will have the effect of a vote "AGAINST" the proposal. However, broker non-votes with respect to a proposal will not be included in the number of shares counted as being present for the purpose of voting on that proposal and, accordingly, will have the effect of reducing the number of affirmative votes required to approve the proposal.

        Brokers holding Common Stock in "street name" who are members of a stock exchange are required by the rules of the exchange to transmit this Proxy Statement to the beneficial owner of the Common Stock and to solicit voting instructions with respect to the matters submitted to the Stockholders. If the broker has not received instructions from the beneficial owner by the date specified in the statement accompanying such material, the broker may give or authorize the giving of a proxy to vote the Common Stock at his discretion in the election of directors or the appointment of our independent registered public accounting firm. However, brokers or nominees do not have discretion to vote on certain other proposals without specific instructions from the beneficial owner. When a broker or nominee votes a client's shares on some but not all proposals, the missing votes are referred to as "broker non-votes." If you hold Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote such shares, your broker or nominee may, in its discretion, vote such shares "FOR" the election of the Board's nominee and "FOR" the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.

Procedures for Stockholder Nominations

        Our bylaws require a stockholder who seeks to nominate a candidate for election to the Board to give advance written notice to the Company. The notice must be delivered to or mailed and received by the secretary of the Company no earlier than the close of business on the 120th day before the first anniversary of the preceding year's annual meeting, and no later than the 90th day before that anniversary. If no annual meeting was held in the previous year, or if the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year's annual meeting, to be timely the stockholder's notice must be delivered or mailed and received no earlier than the close of business on the 120th day prior to the annual meeting and no later than the close of business on the later of the 90th day prior to the annual meeting and the 10th day following the date on which we first publicly announce the date of the annual meeting.

        The written notice of a nomination must include the following information about each nominee: (1) the name and address of the stockholder who intends to make the nomination and of the nominee, (2) the number of shares of Common Stock beneficially held by the stockholder making the nomination, (3) a representation that the stockholder is a holder of record of Common Stock entitled to vote in the election of directors and intends to appear in person or by proxy at the meeting to nominate each person specified in the notice, (4) a description of all arrangements or understandings between the stockholder and each nominee and any other person (naming the person) pursuant to which the nomination is to be made by the stockholder, (5) any other information regarding each nominee that would have been required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), had the nominee been nominated by the Board, (6) the signed, written consent of the nominee to serve as a director of the Company if elected, and (7) if the stockholder intends to solicit proxies in support of the nominee, a representation to that effect.

        Stockholder nominations submitted in accordance with the requirements of our bylaws will be forwarded to our corporate governance and nominating committee.

Solicitation of Proxies

        This proxy solicitation is made by the Board, and the Company will bear the costs of this solicitation, including the expense of preparing, printing, assembling and mailing this Proxy Statement and any other material used in this solicitation of proxies. If it appears desirable to do so to ensure adequate representation at the Annual Meeting, officers and regular employees may communicate with Stockholders, banks, brokerage houses, custodians, nominees and others by telephone, facsimile, e-mail or in person to request that proxies be furnished. No additional compensation will be paid for these services. We will furnish copies of solicitation materials to banks, brokerage houses, custodians, nominees, and others to be forwarded to the beneficial owners of Common Stock held in their names. We will reimburse banks, brokerage firms and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation materials to the beneficial owners.

Other Business

        The Securities and Exchange Commission, or SEC, gives the Company discretionary proxy authority with respect to matters of which the Company did not have notice at least 45 days before the first anniversary of the mailing date of the previous year's proxy statement. When an issuer like us did not have an annual meeting in the previous year, such an issuer has discretionary proxy authority with respect to matters of which it did not have notice a reasonable time before the proxy statement is mailed in the current year. Therefore, a proxy submitted for the Annual Meeting will also confer on the Proxyholder the right to vote at his discretion on any matter of which the Company did not have notice a reasonable time before April 15, 2005.

        As of the date of this Proxy Statement, the Board knows of no business to be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, including a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board, the Proxyholder intends to vote the shares represented by the proxies on such matters in accordance with the recommendation of the Board, and the authority to do so is included in the proxy.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Our certificate of incorporation and bylaws divide our Board into three classes, designated Class I, Class II and Class III, with the number of directors in each class to be as nearly equal as possible, and with each class to be elected for a three-year term on a staggered basis. Our bylaws permit the Board to fix the number of its members, so long as there are no less than three directors and no more than nine directors. In July 2004, the Board, as permitted by our bylaws, appointed Rajiv Dutta to serve as a director upon the completion of the initial public offering of our Common Stock, or our IPO, which occurred on October 4, 2004. The Board currently consists of four members. Paul Vais presently serves as our Class I director, and is standing for re-election at this Annual Meeting to serve until the annual meeting of stockholders to be held in 2008 or until his successor has been elected and qualified. J. William Gurley presently serves as our Class II director, and is subject to re-election at the annual meeting of stockholders to be held in the year 2006. Mitch Lasky and Rajiv Dutta presently serve as our Class III directors, and are subject to re-election at the annual meeting of stockholders to be held in the year 2007.

        The Board's nominee, Paul Vais, has indicated his willingness to serve and, unless otherwise instructed, the Proxyholder will vote the proxies received by him for the Board's nominee. If the nominee is unable or unwilling to serve as a director at the time of the Annual Meeting or any continuation, postponement or adjournment thereof, the proxies will be voted for any other nominee the current Board designates to fill the vacancy. The Company has no reason to believe that the nominee will be unable or unwilling to serve if elected as a director. The nominee for election as a Class I director at the Annual Meeting who receives the highest number of affirmative votes will be elected.

THE BOARD RECOMMENDS A VOTE
"FOR" THE ELECTION OF ITS NOMINEE, PAUL VAIS

The Nominee

        Paul Vais, age 46, joined the Company as a director in March 2001, and currently serves as the chairman of the Company's compensation committee. As a current member of the Board, Mr. Vais has been instrumental in advising the Company throughout most of its corporate history and in its evolution from a privately funded company to a publicly-traded company on the Nasdaq National Market. Since March 1997, he has been a partner at Apax Partners, a global private equity and venture capital firm. From 1995 to 1996, he was a Vice President with Enterprise Partners Venture Capital. Mr. Vais also serves on the board of directors of Axeda Systems, a developer and publisher of network management software that is traded on the Nasdaq SmallCap Market, and on the boards of the following private companies: Bluearc Corporation, a maker of data storage hardware, TVHead, a privately held aggregator of games for cable and satellite operators, and the Entrepreneurs Foundation, a nonprofit organization that facilitates philanthropic activities by emerging companies in the San Francisco Bay Area. Mr. Vais also served as a director of Oblix, Inc., a privately held developer of identity-based security solutions for heterogeneous computing environments, until its acquisition by Oracle Corporation in March, 2005. Mr. Vais holds a BA from the University of California at Berkeley.

Board of Directors

        Other than Mr. Vais, our Board currently consists of the following members:

        Rajiv Dutta, age 43, joined the Company as a director upon the completion of our IPO in October 2004, and currently serves as the chairman of the Company's audit committee. He is Chief Financial Officer of eBay Inc., overseeing financial planning, investor relations and finance support for all business operations. Mr. Dutta joined eBay in 1998 as Finance Director and was later promoted to Vice President of Finance and Investor Relations. Prior to joining eBay, Mr. Dutta was the Worldwide

Sales Controller for KLA-Tencor, a leading supplier of process control and yield management solutions for the semiconductor and related microelectronics industries, overseeing the sales finance function for the company's global operations. Prior to KLA-Tencor, he spent 10 years at Bio-Rad Laboratories, Inc., a manufacturer of biomedical research tools and provider of biomedical research services. Mr. Dutta holds a BA in Economics from St. Stephen's College, Delhi University in India, and an MBA from the Drucker School of Management, Claremont Graduate School, California.

        J. William Gurley, age 38, joined the Company as a director in October 2003, and currently serves as the chairman of the Company's corporate governance and nominating committee. Since March 1999, he has served as General Partner of Benchmark Capital, a venture capital firm. Prior to joining Benchmark Capital, he served for two years as a partner with Hummer Winblad Venture Partners. Mr. Gurley holds a BS from the University of Florida and an MBA from the University of Texas. Mr. Gurley also serves on the Advisory Board of the McCombs School of Business at the University of Texas, and currently sits on the board of directors of Shopping.com, Inc., an Internet provider of comparison shopping resources.

        Mitch Lasky, age 43, joined the Company as Chief Executive Officer in November 2000 and was appointed chairman of the Board in February 2001. Prior to joining the Company, Mr. Lasky served as Executive Vice President of Worldwide Studios for Activision, Inc., a leading international publisher of interactive entertainment software products, where he worked from March 1995 to June 2000. Before his term at Activision, Mr. Lasky founded Serum, a start-up dedicated to creating multi-player Internet games. From 1993 to 1994, Mr. Lasky was a new media business affairs lawyer at the Walt Disney Company, and prior to his term at the Walt Disney Company, he practiced at the Los Angeles law firm of Irell & Manella from 1988 to 1992, co-founding the multimedia law practice. Mr. Lasky holds an AB from Harvard College, magna cum laude, and a JD from the University of Virginia School of Law.

        None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company and, except as disclosed herein, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Officers of the Company serve at the discretion of the Board.

Compensation of Directors

        Non-employee directors receive an annual retainer of $17,500, plus $1,200 for each board meeting attended in person, $950 for each board meeting attended by telephone, $1,000 for each committee meeting attended in person and $750 for each committee meeting attended by telephone. In addition, each committee chairperson receives an annual retainer of $4,000 and each audit committee member (other than the chairperson) receives an annual retainer of $2,000. Non-employee directors also receive an annual grant of an option to purchase 6,667 shares of our Common Stock at an exercise price equal to the fair market value at the time of grant. All non-employee director options are vested at the time of grant, except in the case of a new director, in which case such grant becomes vested at the completion of one year's service on the Board. All options issued to non-employee directors are exercisable for a period of three years following the expiration or termination of their service on the Board. We reimburse all of our directors for costs associated with attending board and committee meetings. The Board can change the compensation of directors at any time.

Meetings of the Board

        During 2004, our Board held four meetings and took action by written consent twelve times. All of our directors then serving on the Board attended all of the Board's meetings and at least 75% of the meetings of each committee on which he served in 2004.

Board Attendance at the Annual Meeting

        All of our directors are expected to attend the Annual Meeting to facilitate stockholder communication.

Committees

        The Board has a corporate governance and nominating committee, an audit committee and a compensation committee, each currently consisting of our three non-employee directors, Messrs. Dutta, Gurley and Vais. The composition of each of these committees meets the requirements for independence under the current rules and regulations of the Nasdaq National Market and SEC, including their transitional rules.

        Corporate Governance and Nominating Committee.    In September 2004, our Board adopted a written charter for the corporate governance and nominating committee, which took effect upon the completion of our IPO in October 2004, and which is available on the Company's website at www.jamdat.com. In 2004, the corporate governance and nominating committee did not hold any formal meetings.

        The purpose of our corporate governance and nominating committee is to discharge the responsibilities of the Board relating to our corporate governance practices and the nomination of directors. As such, its primary responsibilities are to identify, evaluate and recommend nominees to the Board and its committees; conduct searches for appropriate directors; evaluate the performance of the Board and of individual directors; consider and make recommendations to the Board regarding the size and composition of the Board and its committees; review developments in corporate governance practices; evaluate the adequacy of our corporate governance practices and reporting; and make recommendations to the Board concerning corporate governance matters.

        With respect to the director nominating process, in addition to the candidates proposed by the Board or identified by the committee, the committee considers candidates for director suggested by stockholders, provided such recommendations are made in accordance with the procedures set forth in our bylaws and described under "Procedures for Stockholder Nominations." Stockholder recommendations that comply with these procedures will receive the same consideration that the committee's nominees receive. Stockholders did not propose any candidates for election at the Annual Meeting.

        Essential criteria for all candidates considered by the corporate governance and nominating committee include the following: integrity and ethical behavior; maturity; management experience and expertise; independence and diversity of thought; broad business or professional experience; and an understanding of business and financial affairs and the complexities of business organizations. In evaluating candidates for certain Board positions, the committee evaluates additional criteria, including the following: financial or accounting expertise; experience in the Company's industry; business and other experience relevant to public companies of a size comparable to the Company; and experience in investment banking, commercial lending or other financing activities.

        In selecting director nominees, the committee evaluates the general and specialized criteria set forth above, identifying the relevant specialized criteria prior to commencement of the recruitment process, considers previous performance if the candidate is a candidate for re-election, and generally considers the candidate's ability to contribute to the success of the Company.

        Audit Committee.    In September 2004, our Board adopted a written charter for the audit committee, which took effect upon the completion of our IPO in October 2004, and which is available on the Company's website at www.jamdat.com. In 2004, the audit committee met twice.

        The purpose of our audit committee is to discharge the responsibilities of the Board relating to the selection and retention of, and oversight over, our independent registered pubic accounting firm. As such, its primary responsibilities are to select a firm to serve as independent registered public accounting firm to audit our financial statements; help to ensure the independence of the independent registered public accounting firm; discuss the scope and results of the audit with the independent registered public accounting firm, and review, with management and the independent registered public accounting firm, our interim and year-end operating results; develop procedures for employees to anonymously submit concerns about questionable accounting or audit matters; consider the adequacy of our internal accounting controls and audit procedures; and approve (or, as permitted, pre-approve) all audit and non-audit services to be performed by the independent registered public accounting firm.

        The Company has determined that Mr. Dutta, the chairman of the audit committee, qualifies as an "audit committee financial expert" under the rules of the SEC.

        Compensation Committee.    In September 2004, our Board adopted a new written charter for the compensation committee, which took effect upon the completion of our IPO in October 2004, and which is available on the Company's website at www.jamdat.com. In 2004, the compensation committee met four times.

        The purpose of our compensation committee is to discharge the responsibilities of the Board relating to the compensation of our executive officers. As such, its primary responsibilities are to review and determine the compensation of our executive officers; administer our equity incentive plans; review and make recommendations to the Board with respect to incentive compensation and equity plans; and establish and review general policies relating to compensation and benefits of our employees.

Compensation Committee Interlocks and Insider Participation

        During 2004, Rajiv Dutta, J. William Gurley and Paul Vais served on our compensation committee. None of the members of our compensation committee is employed by the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee.

Stockholder Communications with Directors

        You may communicate with the chairman of any of our corporate governance and nominating, audit or compensation committees, or with our outside directors as a group by writing to such persons c/o JAMDAT Mobile Inc., 3415 South Sepulveda Boulevard, Suite 700, Los Angeles, California 90034, Attention: Board of Directors.

        Each communication should also specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. We generally will not forward to the directors a shareholder communication that we determine to be primarily commercial in nature or that relates to an improper or irrelevant topic, or that requests general information about the Company. Additionally, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumés and other forms of job inquiries; and surveys. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any outside director upon request.

Executive Officers

        Mitch Lasky, age 43, joined the Company as Chief Executive Officer in November 2000 and was appointed chairman of the Board in February 2001. Prior to joining the Company, Mr. Lasky served as Executive Vice President of Worldwide Studios for Activision, Inc., where he worked from March 1995 to June 2000. Before his term at Activision, Mr. Lasky founded Serum, a start-up dedicated to creating multi-player Internet games. From 1993 to 1994, Mr. Lasky was a new media business affairs lawyer at the Walt Disney Company, and prior to his term at the Walt Disney Company, he practiced at the Los Angeles law firm of Irell & Manella from 1988 to 1992, co-founding the multimedia law practice. Mr. Lasky holds an AB from Harvard College, magna cum laude, and a JD from the University of Virginia School of Law.

        Michael Marchetti, age 36, joined the Company as Chief Financial Officer in December 2000. Prior to joining the Company, Mr. Marchetti served as a Vice President in the Emerging Telecommunications and the Global Leveraged Finance groups of Merrill Lynch, where he worked from July 1996 to April 2000. He then served as Vice President Finance for eCompanies LLC from April to December 2000. Prior to Merrill Lynch, Mr. Marchetti practiced law at Cahill Gordon & Reindel from 1994 to 1996. Mr. Marchetti holds a BA from Brooklyn College City University, magna cum laude, and a JD from Brooklyn Law School, cum laude.

        Craig Gatarz, age 43, joined the Company as Chief Operating Officer and General Counsel in January 2001. Mr. Gatarz previously served as the General Counsel for Netgateway, Inc. from February 1999 to September 2000 and then as General Counsel for eCompanies Wireless LLC from October 2000 through December 2000. Prior to joining Netgateway, from 1990 to 1999, Mr. Gatarz practiced law at Jones, Day, Reavis & Pogue. Mr. Gatarz holds a BA from Boston College, summa cum laude, and a JD from the University of Virginia School of Law.

        Scott Lahman, age 36, co-founded the Company in March 2000 and currently serves as President, Publishing. Before founding the Company, Mr. Lahman served as Vice President of Studios for Activision, Inc. from March 1994 to March 2000. Mr. Lahman began his career in the film and television industry, and served as a development executive for Tribeca Productions from 1990 to 1994. Mr. Lahman holds a BA from Columbia University.

        Minard Hamilton, age 43, joined the Company in August 2001 as Executive Vice President, Sales and Brand Partnerships, and was appointed Executive Vice President, Distribution and Marketing in March 2005. From September 1999 to July 2001, Mr. Hamilton served as General Manager of International Business for ESPN Internet Group, part of the Walt Disney Internet Group. Mr. Hamilton was a Senior Vice President at ESPN International Television from 1995 to 1999. Mr. Hamilton holds an AB from Princeton University and an MBA from the Anderson Graduate School of Management at UCLA.

        Zachary Norman, age 35, co-founded the Company in March 2000 and was appointed Senior Vice President, Studios in June 2002. From April 1994 to March 2000, Mr. Norman served as a Creative Director and Executive Producer at Activision. Mr. Norman holds a BFA from Boston University.

        Alexandre Taillefer, age 32, joined the Company as President, JAMDAT Canada, in July 2003, following JAMDAT's acquisition of Jeux Hexacto, Inc., a company Mr. Taillefer founded in January 2001. Prior to founding Hexacto, Mr. Taillefer served as Executive Vice President of Nurun, Inc., a subsidiary of Quebecor, from July 1999 until November 2000. In 1993, Mr. Taillefer founded Intellia, Inc. and served as its President until July 1999. Mr. Taillefer currently sits on the board of directors and is a member of the audit committee of Netgraphe.

        Toshi Iwata, age 46, joined the Company as President, JAMDAT Mobile (Japan), in April 2004. Mr. Iwata served as Vice President, International Business for Cybird Co. Ltd., from August 2001 until March 2004. Before joining Cybird, he served from August 2000 to July 2001 as Executive Vice President of Geltec, Inc., and Executive Vice President and Chief Operating Officer of WebMoney, Inc. Mr. Iwata holds a BA in International Studies from the Kyoto University of Foreign Studies and attended the University of California, Riverside.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth, as of the Record Date, certain information concerning the shares of Common Stock beneficially owned by (i) each person known by the Company to be the beneficial owner of more than 5% of our Common Stock (other than directors, executive officers and depositaries); (ii) each director and director nominee; (iii) each person who is a named executive officer in the Summary Compensation Table below; and (vi) all executive officers and directors as a group.

	Shares Beneficially Owned
Beneficial Owner
	Number Owned	Right to Acquire(1)	Percent(2)
5% Stockholders(3)
Apax Managers, Inc.(4) 445 Park Avenue New York, NY 10022	3,723,082	—	18.0%
Benchmark Capital Partners IV, L.P.(5) 599 N. Mathilda Ave. Sunnyvale, CA 94086	2,511,415	—	12.1%
QUALCOMM Incorporated 5775 Morehouse Drive San Diego, CA 94086	2,168,585	—	10.5%
RS Investment Management Co. LLC 388 Market Street, Suite 200 San Francisco, CA 94111	1,154,395	—	5.6%
Franklin Resources Inc One Franklin Parkway San Mateo, CA 94403	1,073,000	—	5.2%
Directors and Director Nominees(6)
Mitch Lasky(7)	1,000,221	—	4.8%
Paul Vais(4)	3,723,082	6,667	18.0%
J. William Gurley(5)	2,511,415	6,667	12.1%
Rajiv Dutta	—	6,667	*
Named Executive Officers(6)
Mitch Lasky(7)	1,000,221	—	4.8%
Michael Marchetti	369,259	—	1.8%
Craig Gatarz(8)	207,707	—	1.0%
Thomas Ellsworth(9)	122,317	—	*
Minard Hamilton	184,629	—	*
All Executive Officers and Directors as a Group (13 persons)(10)	8,669,137	73,860	42.0%

*
Less than 1%

(1)
Pursuant to Rule 13d-3(d)(1) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable on or before June 4, 2005 (60 days after the Record Date) are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by any other person listed. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

(2)
Calculated based upon 20,736,176 shares of our Common Stock issued and outstanding on the Record Date and, in each individual's case, the number of shares of our Common Stock issuable upon the exercise of options exercisable as of the Record Date or 60 days thereafter (i.e., June 4, 2005) held by such individual (but excluding any shares of our Common Stock issuable upon the exercise of any other outstanding options) or, in the case of all Executive Officers and Directors as a Group, the number of shares of Common Stock issuable upon the exercise of warrants or options exercisable within 60 days following the Record Date held by all such individuals.

(3)
Information concerning our 5% Stockholders is based solely upon information contained in Schedules 13G filed by our 5% Stockholders with the SEC, and Forms 4 filed by QUALCOMM Incorporated with the SEC on March 30, 2005, and on April 4, 2005.

(4)
Includes shares beneficially owned by Apax Excelsior VI, L.P., Apax Exclesior VI-A C.V., L.P., Apax Excelsior VI-B C.V., L.P. and Patricof Private Investment Club III, L.P. Each of these funds is managed by its general partner, Apax Excelsior VI Partners, L.P., the general partner of which is Apax Managers, Inc. Paul Vais serves as Vice President of Apax Managers, Inc. Mr. Vais disclaims beneficial ownership of the shares held by these funds except to the extent of his pecuniary interest in these funds. Mr. Vais also individually holds 6,667 vested options to purchase our Common Stock at an exercise price equal to the initial public offering price of our Common Stock of $16.00 per share, granted on September 28, 2004.

(5)
Includes shares beneficially owned by Benchmark Capital Partners IV, L.P., as nominee for Benchmark Capital Partners IV, L.P., Benchmark Founders Fund IV, L.P., Benchmark Founders Fund IV-A, L.P., Benchmark Founders Fund IV-B, L.P. and related individuals. Each of Benchmark Capital Partners IV, L.P., Benchmark Founders Fund IV, L.P., Benchmark Founders Fund IV-A, L.P. and Benchmark Founders Fund IV-B, L.P. is managed by its general partner, Benchmark Capital Management Co. IV, LLC. J. William Gurley serves as a Managing Member of Benchmark Capital Management Co. IV, LLC. Mr. Gurley disclaims beneficial ownership of the shares held by these funds except with respect to 16,214 shares and to the extent of his pecuniary interest in these funds. Mr. Gurley also individually holds 6,667 vested options to purchase our Common Stock at an exercise price equal to the initial public offering price of our Common Stock of $16.00 per share, granted on September 28, 2004.

(6)
The business address of each person named is c/o JAMDAT Mobile Inc., 3415 S. Sepulveda Blvd., Suite 700, Los Angeles, CA 90034.

(7)
Includes 42,000 shares owned by the Lasky Grantor Retained Annuity Trust (the "Lasky GRAT"). Mr. Lasky is the trustee of the Lasky GRAT and maintains sole voting and dispositive power over the shares owned by the Lasky GRAT. Also includes 2,000 shares owned by the Lasky-Barajas Children's Trust (the "Children's Trust"). Mr. Lasky is the co-trustee, along with his spouse, of the Children's Trust, and maintains shared voting and dispositive power over the shares owned by the Children's Trust.

(8)
Includes shares held by the Craig Gatarz Living Trust U/D/T 09-18-03. Mr. Gatarz is trustee of, and maintains sole voting and dispositive power over the shares of Common Stock held by, the trust.

(9)
On March 4, 2005, Thomas Ellsworth resigned and is no longer employed by the Company.

(10)
Includes shares beneficially owned by Thomas Ellsworth, who resigned from the Company on March 4, 2005, and Juan Montes, who resigned as Managing Director of JAMDAT Mobile (UK) in early April 2005.

Executive Compensation

        The following table sets forth all cash and non-cash compensation awarded, earned or paid for services to the Company in all capacities for the year ended December 31, 2004 to our CEO and our four most highly compensated executive officers other than our CEO serving as such at the end of 2004, or the named executive officers.

	Annual Compensation		Long Term Compensation
Name and Position(1)	Salary ($)	Bonus(2)	Restricted Stock Awards ($)(3)(4)(5)	Securities Underlying Options (#)(6)
Mitch Lasky Chief Executive Officer	231,728	—	971,280	100,000
Michael Marchetti Chief Financial Officer	205,219	—	525,394	120,000
Craig Gatarz Chief Operating Officer and General Counsel	201,030	—	283,997	60,000
Thomas Ellsworth(7)(8) Executive Vice President, Marketing & Corporate Development	194,400	—	118,325	30,000
Minard Hamilton Executive Vice President, Distribution and Marketing	185,991	—	283,997	30,000

(1)
For a discussion of any severance agreements between the Company and any such person, see "Severance Agreements" below.

(2)
No annual bonuses were paid to the named executive officers in 2004, other than employee performance cash bonuses earned and expensed in 2003 and paid in 2004.

(3)
Represents the imputed value of restricted stock awards purchased by the named executive officers (as described below in note 4) prior to our IPO on March 8, 2004 at an exercise price of $0.48 per share and a deemed fair value at the date of the grant of $9.00 per share for financial accounting purposes. Because there was no public market for our Common Stock prior to our IPO, our Board determined these exercise prices in good faith, based on the best information available to the Board and our management at the time of grant. Subsequently, in anticipation of our IPO, we reassessed the valuations of our Common Stock using a retrospective valuation performed by management, which required us to make complex and subjective judgments. The deemed fair value of our Common Stock was determined using a combination of a market approach at several key dates and straight-line interpolation of the deemed fair value at those dates to the contemplated initial public offering price.

(4)
On March 8, 2004, Messrs. Lasky, Marchetti, Gatarz, Ellsworth and Hamilton were granted 114,000, 61,666, 33,333, 41,666, and 33,333 shares, respectively, of restricted stock at a purchase price of $0.48 per share. These restricted stock grants all vest pro rata on a monthly basis over a 48-month period, commencing October 30, 2003. Should one of the named executive officers leave the Company, any unvested shares held by him are subject to repurchase by the Company at the original purchase price of $0.48 per share. We have assumed for purposes of these calculations that none of the named executive officers will leave the Company prior to the date these shares become fully vested (such that any shares would be subject to repurchase by the Company) other than with respect to Thomas Ellsworth, as described below in note 7.

(5)
As of December 31, 2004, Mr. Lasky beneficially owned 1,000,221 shares of restricted stock in the aggregate, then valued at $20,461,123. As of December 31, 2004, Mr. Marchetti beneficially owned 369,259 shares of restricted stock in the aggregate, then valued at $7,538,915. As of December 31, 2004, Mr. Gatarz beneficially owned 207,707 shares of restricted stock in the aggregate, then valued at $4,233,117. As of December 31, 2004, Mr. Ellsworth beneficially owned 176,936 shares of restricted stock in the aggregate, then valued at $3,592,705. As of December 31, 2004, Mr. Hamilton beneficially owned 184,629 shares of restricted stock in the aggregate, then valued at $3,750,239. For purposes of calculating the value of these aggregate restricted stock holdings, the value attributed to each share of restricted stock is $20.65, the closing price of our Common Stock on the Nasdaq National Market on December 31, 2004, less amounts paid by the named executive officer for the restricted stock concerned.

(6)
Represents options to purchase our Common Stock at an exercise price equal to the initial public offering price of our Common Stock of $16.00 per share, granted to the named executive officers on September 28, 2004, in connection with the completion of our IPO. 19.84% of such options granted to Messrs. Marchetti and Gatarz will vest 12 months following the date of grant, and 1.67% of such options will vest monthly thereafter over a 48-month period. 28% of such options granted to the other named executive officers above will vest 12 months following the date of grant, and 2% of such options will vest monthly thereafter over a 36-month period.

(7)
On March 8, 2004, Thomas Ellsworth purchased 41,666 shares of restricted stock of the Company at an exercise price of $0.48 per share. On March 4, 2005, Mr. Ellsworth resigned and is no longer employed by the Company. On the same date, the Company repurchased, among other shares, the 27,778 unvested restricted shares owned by Mr. Ellsworth and granted in March 2004, for $13,333, or $0.48 per share. In determining the value of the restricted stock award to Mr. Ellsworth set forth in this table, we have recalculated its original value (calculated in accordance with note 3 above) to take this repurchase into account.

(8)
On March 4, 2005, Thomas Ellsworth resigned and is no longer employed by the Company. None of the options granted to Mr. Ellsworth in 2004 were vested at the time of his resignation, and have accordingly lapsed.

Stock Option Grants

        The following table provides certain information with respect to individual grants of stock options in 2004 to each of the named executive officers.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Securities Underlying Options (#)(2)	% of Total Options(3)	Exercise Price ($/sh)	Expiration Date	At 5% ($)	At 10% ($)
Mitch Lasky	100,000	13.3%	16.00	9/27/2011	651,361	1,517,947
Michael Marchetti	120,000	16.0%	16.00	9/27/2011	781,633	1,821,537
Craig Gatarz	60,000	8.0%	16.00	9/27/2011	390,816	910,768
Thomas Ellsworth(4)	30,000	4.0%	16.00	9/27/2011	195,408	455,384
Minard Hamilton	30,000	4.0%	16.00	9/27/2011	195,408	455,408

(1)
The potential realizable dollar value of any given option is the difference between (i) the fair market value of the stock underlying such option as of the date of grant, adjusted to reflect hypothetical 5% and 10% annual growth rates applying simple interest from the date of grant of such option until the expiration date of such option, and (ii) the exercise price for such option. The 5% and 10% are hypothetical growth rates prescribed by the SEC for illustration purposes only and are not a forecast or prediction as to future stock prices. The actual amount that a named executive officer may realize will depend on various factors on the date the option is exercised, so there is no assurance that the value realized by a named executive officer will be at or near the value set forth above in the chart.

(2)
All of these options granted to the named executive officers were issued on September 28, 2004, in connection with the completion of our IPO, at an exercise price equal to the initial public offering price of our Common Stock of $16.00 per share. 19.84% of such options granted to Messrs. Marchetti and Gatarz will vest 12 months following the date of grant, and 1.67% of such options will vest monthly thereafter over a 48-month period. 28% of such options granted to the other named executive officers above will vest 12 months following the date of grant, and 2% of such options will vest monthly thereafter over a 36-month period.

(3)
Represents the percentage of total options granted to all Company employees during the year ended December 31, 2004. The numerator in calculating this percentage includes options granted to each named executive officer in his capacity as an officer (employee) and, if applicable, as a director. The denominator in calculating this percentage is 749,659, which represents the number of shares subject to all options granted to all employees of the Company, including the named executive officers. No SARs were granted to any of the named executive officers or otherwise during the 2004 fiscal year.

(4)
On March 4, 2005, Thomas Ellsworth resigned and is no longer employed by the Company. None of the options granted to Mr. Ellsworth in 2004 were vested at the time of his resignation, and have accordingly lapsed.

Option Exercises and Holdings

        The following table provides certain information with respect to the named executive officers concerning: (i) options exercised in 2004; and (ii) the number and value of unexercised options as of December 31, 2004.

			Securities Underlying Unexercised Options at FY-End (#)(2)		Value of Unexercised In-The-Money Options at FY-End ($)(3)
Name	Shares Acquired On Exercise (#)(1)	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Mitch Lasky	—	—	—	100,000	—	465,000
Michael Marchetti	—	—	—	120,000	—	558,000
Craig Gatarz	—	—	—	60,000	—	279,000
Thomas Ellsworth	—	—	—	30,000	—	139,500
Minard Hamilton	—	—	—	30,000	—	139,500

(1)
No options were exercised by any named executive officer in 2004. No SARs were granted or exercised by any named executive officer in 2004, nor did any named executive officer hold any unexercised SARs at the end of the 2004 fiscal year.

(2)
The only options held by the named executive officers are options to purchase our Common Stock at an exercise price equal to the initial public offering price of our Common Stock of $16.00 per share, granted to the named executive officers on September 28, 2004 in connection with the completion of our IPO. 19.84% of such options granted to Messrs. Marchetti and Gatarz will vest 12 months following the date of grant, and 1.67% of such options will vest monthly thereafter over a 48-month period. 28% of such options granted to the other named executive officers above will vest 12 months following the date of grant, and 2% of such options will vest monthly thereafter over a 36-month period.

(3)
The dollar value provided represents the cumulative difference in the fair market value of our Common Stock underlying all in-the-money options as of December 31, 2004 and the exercise prices for such options. Options are "in-the-money" if the fair market value of the underlying security as of December 31, 2004 exceeds the exercise price of such options. The fair market value of our Common Stock for purposes of this calculation is $20.65, the closing price of our Common Stock on the Nasdaq National Market on December 31, 2004, the last day of the Company's 2004 fiscal year.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2004 on all of our equity compensation plans currently in effect.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price	Number of Securities Remaining available for future issuance under Equity Compensation Plans
Plans Approved by Stockholders	1,172,788	$8.11	4,104,832
Plans Not Approved by Stockholders	—	—	—

Total	1,172,788	$8.11	4,104,832

Employee Benefit Plans

  2000 Stock Incentive Plan

        On May 1, 2000, our Board adopted and our stockholders approved the 2000 Stock Incentive Plan, or the 2000 Stock Plan. The 2000 Stock Plan has been amended from time to time. As of December 31, 2004, we had reserved 4,042,516 shares of our Common Stock for issuance under our 2000 Stock Plan. Upon the completion of our IPO in October 2004, our 2000 Stock Plan was replaced with and superseded by our 2004 Equity Incentive Plan, and we will not be issuing any additional shares under the 2000 Stock Plan.

        Our compensation committee administers and has complete discretion to make all decisions relating to our 2000 Stock Plan. Our Board may amend, suspend or terminate our 2000 Stock Plan at any time. If our Board amends our 2000 Stock Plan, it does not need to seek stockholder approval of the amendment unless the number of shares reserved under our 2000 Stock Plan increases or the class of persons eligible for the grant of incentive stock options changes. Our 2000 Stock Plan will automatically terminate in 2010.

  2004 Equity Incentive Plan

        In September 2004, our Board and stockholders approved the 2004 Equity Incentive Plan, or 2004 Stock Plan. The 2004 Stock Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, or the Code, to our employees and nonstatutory stock options, stock awards, stock appreciation rights and cash awards to our employees, directors and consultants.

        Share Reserve.    As of the Record Date, a total of 4,166,666 shares of our Common Stock were reserved for issuance under our 2004 Stock Plan, and a total of 3,786,402 shares of our common stock remain available for grant. If an option, stock award, stock appreciation right or cash award (each, an "award") expires or is terminated or canceled without having been exercised or settled in full, is forfeited back to or repurchased by the Company, the terminated portion of the award (or forfeited or repurchased shares subject to the award) will become available for future grant or sale under our plan (unless our plan has terminated).

        Administration.    Our compensation committee (or its designee) acts as the administrator (and is referred to as such below) of our 2004 Stock Plan. In the case of awards intended to qualify as "performance based compensation" within the meaning of Section 162(m) of the Code, the committee will consist of two or more "outside directors" within the meaning of Section 162(m). The administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards and the form of consideration payable upon exercise. The administrator also has the power to implement an award transfer program, whereby awards may be transferred to a financial institution or other person or entity selected by the plan administrator.

        Options.    A stock option is the right to purchase shares of our Common Stock at a fixed exercise price for a fixed period of time. The administrator will determine the exercise price of options granted under our 2004 Stock Plan, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code and all incentive stock options, the exercise price generally must be at least equal to the fair market value of our Common Stock on the date of grant. After termination of one of our employees, directors or consultants, he or she may exercise his or her option for the period of time stated in the option agreement. If termination is due to death or disability, the option generally will remain exercisable for 12 months following such termination. In all other cases, the option generally will remain exercisable for three months. However, an option may never be exercised later than the expiration of its term. The term of any stock option may not exceed ten years, except that with respect to any participant who owns 10% or more of the voting power of all classes of our outstanding capital stock, the term for incentive stock options must not exceed five years.

        Stock Awards.    Stock awards are awards or issuances of shares of our Common Stock that vest in accordance with terms and conditions established by the administrator. Stock awards include stock units, which are bookkeeping entries representing an amount equivalent to the fair market value of a share of Common Stock, payable in cash, property or other shares of stock. The administrator may determine the number of shares to be granted and impose whatever conditions to vesting it determines to be appropriate, including performance criteria and level of achievement versus the criteria that the administrator determines, which criteria may be based on financial performance, personal performance evaluations and completion of service by the participant. The administrator determines the purchase price of any grants of restricted stock and, unless the administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the purchaser's service with us for any reason including death or disability.

        Stock Appreciation Rights.    A stock appreciation right is the right to receive the appreciation in the fair market value of our Common Stock between the exercise date and the date of grant, for that number of shares of our Common Stock with respect to which the stock appreciation right is exercised. We may pay the appreciation in either cash, in shares of our Common Stock with equivalent value, or in some combination, as determined by the administrator. The administrator determines the exercise price of stock appreciation rights, the term of the stock appreciation rights, the vesting schedule and other terms and conditions of stock appreciation rights; however, stock appreciation rights terminate under the same rules that apply to stock options.

        Cash Awards.    Cash awards are awards that confer upon the participant the opportunity to earn future cash payments tied to the level of achievement with respect to one or more performance criteria established by the administrator for a performance period. The administrator will establish the performance criteria and level of achievement versus the criteria, which criteria may be based on financial performance or personal performance evaluations. In the case of awards intended to qualify as "performance based compensation" within the meaning of Section 162(m) of the Code, the measures established by the administrator must be specified in writing not later than 90 days after the commencement of the period of service to which the performance goals relate, provided that the outcome is substantially uncertain at that time.

        Transferability of Awards.    Unless the administrator determines otherwise, our 2004 Stock Plan does not allow for the transfer of awards other than by will or by the laws of descent and distribution, and only the participant may exercise an award during his or her lifetime.

        Adjustments upon Merger or Change in Control.    Our 2004 Stock Plan provides that in the event of a merger with or into another corporation or our "change in control," including the sale of all or substantially all of our assets, and certain other events, the Board or appropriate committee of the Board may, in its discretion, provide for the assumption or substitution of, or adjustment to, each outstanding award, accelerate the vesting of options and SARs, and terminate any restrictions on stock awards or cash awards or provide for the cancellation of awards in exchange for a cash payment to the participant.

        Amendment and Termination of Our 2004 Stock Plan.    Our 2004 Stock Plan will automatically terminate in 2014, unless we terminate it sooner. In addition, our administrator has the authority to amend, alter or discontinue our 2004 Stock Plan, subject to the approval of the stockholders, and no amendment shall impair the rights of any award, unless mutually agreed to between the participant and the administrator.

Severance Agreements

        We have entered into severance agreements, dated February 28, 2003, with each of Thomas Ellsworth, Craig Gatarz, Minard Hamilton, Scott Lahman, Michael Marchetti and Zachary Norman. These severance agreements provide that should any of these executives resign for good reason, or be terminated without cause within 120 days before or 360 days after a change in control of our Company, then such executive will receive an amount equal to one times his annual base salary plus continued health plan coverage for 12 months. Additionally, if such executive resigns for good reason, or is terminated without cause within 120 days before or any time after a change in control of our Company, then our repurchase rights will lapse with respect to any stock owned by the executive and he will receive a fully vested interest in the stock. These severance agreements must be assumed by our successor following a change in control. For purposes of these agreements, a "change in control" includes (i) any merger or consolidation with or into another corporation, other than a merger or consolidation in which the stockholders immediately prior to the transaction would continue to own at least 50% of voting power of the outstanding securities of the surviving entity immediately following the transaction, or a merger or consolidation in which no person acquires greater than 50% of the combined voting power of our then outstanding securities, or (ii) a sale or liquidation of all or substantially all of our assets. For purposes of these agreements, a termination "without cause" means a termination for reasons other than willful or gross misconduct that is materially and demonstrably injurious to the Company. For purposes of these agreements, "good reason" means any material change in the executive's title, duties or responsibilities, a reduction to his base salary, a relocation to greater than 50 miles from our current facility or a failure of our successor to assume his agreement.

        On March 4, 2005, Thomas Ellsworth, our former Executive Vice President of Marketing and Corporate Development, resigned and is no longer employed by the Company. In connection with his resignation, the Company repurchased a total of 54,619 shares of restricted stock which were subject to contractual divestiture and repurchase by the Company for a purchase price of $21,556, which is equal to the aggregate of the exercise prices for the restricted stock originally paid by Mr. Ellsworth in connection with the awards of such restricted stock.

        We entered into a service agreement with JAMDAT Mobile (UK) Ltd. and Juan Montes on May 22, 200, pursuant to which Mr. Montes served as JAMDAT Mobile (UK)'s Managing Director. Mr. Montes' service agreement provided for an annual base compensation of £125,000 (approximately $234,660 as of the Record Date), an annual automobile allowance of £10,000 (approximately $18,730 as of the Record Date), and eligibility to participate in our annual cash bonus program. In addition, Mr. Montes received options to purchase 33,333 shares of our Common Stock at an exercise price of $0.33 per share and options to purchase 26,666 shares of our Common Stock at an exercise price of $0.44 per share. In connection with the service agreement, on May 22, 2003 we also entered into a sale bonus agreement with JAMDAT Mobile (UK) and Mr. Montes. This agreement provided that

Mr. Montes would receive, in cash, a sale bonus of an amount equal to 7.5% of the enterprise value of JAMDAT Mobile (UK) realized upon the completion of a liquidity event. On July 15, 2004, we entered into an amended and restated sale bonus agreement with Mr. Montes, amending the sale bonus agreement. This agreement provided that Mr. Montes would receive, in cash, a sale bonus of £125,000 upon the completion of a liquidity event prior to completion of our IPO. Upon the completion of our IPO, the amended and restated sale bonus agreement was terminated. For purposes of these agreements, a "liquidity event" means the sale, conveyance or distribution of all or substantially all of our or JAMDAT Mobile (UK)'s assets, or a sale, reorganization, merger or consolidation of either JAMDAT Mobile (UK) or us with or into any other entity in which the stockholders immediately prior to the transaction own less than 50% of the voting securities immediately following the transaction.

        In early April 2005, Mr. Montes resigned and is no longer employed by JAMDAT Mobile (UK).

        On July 3, 2003, JAMDAT Canada and Alexandre Taillefer entered into an executive employment agreement under which Mr. Taillefer serves as JAMDAT Canada's President. Mr. Taillefer currently receives an annual base salary of CDN$200,000 (approximately $164,000 as of the Record Date), and is eligible for a bonus of up to 100% of his annual base salary based on JAMDAT Canada's revenues and profitability. This agreement has a term of one year, and is renewable for two additional one year terms at our discretion. On June 4, 2004, we renewed Mr. Taillefer's agreement for an additional year, commencing July 3, 2004. If Mr. Taillefer's employment is terminated without cause, he will be provided with three months notice of such termination or indemnification for such three-month period instead of such notice, and will receive accelerated vesting for one-third of his remaining unvested options. For purposes of this agreement, "cause" means any serious reason for dismissal, including material acts of dishonesty, conviction of a crime, breach of this agreement, or causing damage to JAMDAT Canada's reputation or business.

        On April 1, 2004, JAMDAT Mobile (Japan) Inc. and Toshi Iwata entered into an appointment agreement under which Mr. Iwata serves as JAMDAT Mobile (Japan)'s representative director. This agreement has a term of one year, and is renewable at the discretion of JAMDAT Mobile (Japan)'s board of directors for two additional one year terms. On March 30, 2005, Mr. Iwata was reappointed as JAMDAT Mobile (Japan)'s representative director for an additional one year term. Mr. Iwata currently receives an annual base salary of ¥18,000,000 (approximately $166,000 as of the Record Date), and is responsible for the overall operation and management of JAMDAT Mobile (Japan)'s business, including product development, distribution, sales, marketing and operational strategies, and management of its employees, customers, vendors and consultants. If Mr. Iwata's employment is terminated without cause after October 1, 2004, he is entitled to receive a severance payment equal to six months base salary. For purposes of this agreement, "cause" means any act of dishonesty, breach of confidentiality, negligence or misconduct, failure to perform duties, or any other act or omission which has an adverse effect on JAMDAT Mobile (Japan)'s reputation or business.

Stock Performance Graph

        The following graph compares the cumulative total stockholder return on our Common Stock to that of the Nasdaq Market Index and the Russell 2000® Index from September 29, 2004 (the date our Common Stock began to trade publicly) through December 31, 2004, the last trading day of our fiscal year end. The graph assumes $100 in cash was invested in our Common Stock at the offering price, the Nasdaq Market Index and the Russell 2000 Index, on September 29, 2004. Historical stock price performance should not be considered indicative of future stock price performance.

        This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Certain Relationships and Related Transactions

Indebtedness of Management

        As partial consideration for the purchase of 114,000 shares of our Common Stock, Mitch Lasky, our Chief Executive Officer, delivered to us a Secured Promissory Note dated March 8, 2004 in the aggregate principal amount of $49,248, secured by 114,000 shares of our Common Stock. Interest on this loan accrues at a rate of 5.87% per annum. On April 15, 2003, Mr. Lasky delivered to us an Amended and Restated Secured Promissory Note in the aggregate principal amount of $135,468, secured by 1,019,332 shares of our Common Stock. This promissory note amends and replaces promissory notes dated December 12, 2000, June 11, 2001 and November 27, 2002, delivered as partial consideration for the purchase of an aggregate of 1,019,332 shares of our Common Stock. Interest on this loan accrues at a rate ranging from 5.39% to 10.39% per annum. The largest aggregate amount of indebtedness owed to us by Mr. Lasky under these notes was $222,620.36, which represented the full amount of principal and interest outstanding at July 1, 2004, the date these notes were repaid in full.

        As partial consideration for the purchase of 61,666 shares of our Common Stock, Michael Marchetti, our Chief Financial Officer, delivered to us a Secured Promissory Note dated March 8, 2004 in the aggregate principal amount of $26,640, secured by 61,666 shares of our Common Stock. Interest on this loan accrues at a rate of 5.87% per annum. On April 15, 2003, Mr. Marchetti delivered to us an

Amended and Restated Secured Promissory Note in the aggregate principal amount of $56,385, secured by 338,332 shares of our Common Stock. This promissory note amends and replaces promissory notes dated December 12, 2000, June 11, 2001, March 7, 2002 and November 27, 2002, delivered as partial consideration for the purchase of an aggregate of 338,332 shares of our Common Stock. Interest on this loan accrues at a rate ranging from 5.39% to 10.39% per annum. The largest aggregate amount of indebtedness owed to us by Mr. Marchetti under these notes was $96,136.26, which represented the full amount of principal and interest outstanding at July 1, 2004, the date these notes were repaid in full.

        As partial consideration for the purchase of 26,666 shares of our Common Stock, Scott Lahman, our President, Publishing, delivered to us a Secured Promissory Note dated March 8, 2004 in the aggregate principal amount of $11,520, secured by 26,666 shares of our Common Stock. Interest on this loan accrues at a rate of 5.87% per annum. On April 15, 2003, Mr. Lahman delivered to us an Amended and Restated Secured Promissory Note in the aggregate principal amount of $39,240, secured by 219,999 shares of our Common Stock. This promissory note amends and replaces promissory notes dated December 12, 2000, June 11, 2001 and November 27, 2002, delivered as partial consideration for the purchase of an aggregate of 219,999 shares of our Common Stock. Interest on this loan accrues at a rate ranging from 5.39% to 10.39% per annum. The largest aggregate amount of indebtedness owed to us by Mr. Lahman under these notes was $61,320.36, which represented the full amount of principal and interest outstanding at July 1, 2004, the date these notes were repaid in full.

        As partial consideration for the purchase of 41,666 shares of our Common Stock, Thomas Ellsworth, our former Executive Vice President, Marketing and Corporate Development, delivered to us a Secured Promissory Note dated March 8, 2004 in the aggregate principal amount of $18,000, secured by 41,666 shares of our Common Stock. Interest on this loan accrues at a rate of 5.87% per annum. On April 15, 2003, Mr. Ellsworth delivered to us an Amended and Restated Secured Promissory Note in the aggregate principal amount of $40,500, secured by 149,999 shares of our Common Stock. This promissory note amends and replaces promissory notes dated September 14, 2001, March 7, 2000 and November 27, 2002, delivered as partial consideration for the purchase of an aggregate of 149,999 shares of our Common Stock. Interest on this loan accrues at a rate ranging from 5.39% to 8.50% per annum. The largest aggregate amount of indebtedness owed to us by Mr. Ellsworth under these notes was $65,305.72, which represented the full amount of principal and interest outstanding at July 1, 2004, the date these notes were repaid in full.

        As partial consideration for the purchase of 33,333 shares of our Common Stock, Minard Hamilton, now our Executive Vice President, Distribution and Marketing, delivered to us a Secured Promissory Note dated March 8, 2004 in the aggregate principal amount of $14,400, secured by 33,333 shares of our Common Stock. Interest on this loan accrues at a rate of 5.87% per annum. On April 15, 2003, Mr. Hamilton delivered to us an Amended and Restated Secured Promissory Note in the aggregate principal amount of $45,450, secured by 166,665 shares of our Common Stock. This promissory note amends and replaces promissory notes dated September 10, 2001, March 7, 2000 and November 27, 2002, delivered as partial consideration for the purchase of an aggregate of 166,665 shares of our Common Stock. Interest on this loan accrues at a rate ranging from 5.39% to 8.50% per annum. The largest aggregate amount of indebtedness owed to us by Mr. Hamilton under these notes was $66,913.41, which represented the full amount of principal and interest outstanding at July 1, 2004, the date these notes were repaid in full.

Limitation of Liability and Indemnification of Directors and Officers

        Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

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  any breach of their duty of loyalty to our Company or our stockholders;

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  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

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  any transaction from which the director derived an improper personal benefit.

        Our bylaws provide that we shall indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding, by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding, by reason of the fact that he or she is or was an employee or agent of the Company or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws also provide that we may advance expenses incurred by or on behalf of a director, officer, employee or agent in advance of the final disposition of any action or proceeding.

        We have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements may require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service. These indemnification agreements may also require us to advance all expenses incurred by the directors and officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and officers.

        We are also a party to an indemnification agreement pursuant to which we must indemnify certain former directors (Sangam Pant, Ted Schell, and Neeraj Bharadwaj) to the fullest extent permitted by law if any of these persons becomes involved in, or is threatened to become involved in, any suit related to the fact that the person was a director of the Company.

        We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments which may be made by us to these officers and directors pursuant to our indemnification obligations or otherwise as a matter of law.

        At present, we are not aware of any pending litigation or proceeding involving any person who is or was a director, officer, employee or other agent of the Company or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

        The underwriting agreement entered into by the Company in connection with our IPO provides for indemnification by the underwriters of us and our officers, directors and employees for certain liabilities arising under the Securities Act, or otherwise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Investor Rights Agreement

        The holders of 11,313,876 shares of our Common Stock, which were issued upon the automatic conversion of our convertible preferred stock at the time of our IPO and the holders of 12,666 shares of our Common Stock issued or issuable upon the exercise of warrants are entitled to rights with respect to the registration of their shares under the Securities Act. The following shareholders have registration rights: Apax Excelsior VI, L.P., Apax Excelsior VI-A C.V., L.P., Apax Excelsior VI-B C.V., L.P., Patricof Private Investment Club III, L.P., eCompanies Enterprises, LLC, Sprint eWireless, Inc., Intel Capital Corporation, QUALCOMM Incorporated, Sun Microsystems, Inc., Sheppard, Mullin, Richter & Hampton LLP, Hopkins-Kaneoka Family Trust, u/d/t July 2, 2002, Benchmark Capital Partners, Joseph E. Nida, Theodore R. Maloney, James R. Haslem, Kim R. McDaniel and Silicon Valley Bank. These registration rights are contained in our Second Amended and Restated Investors' Rights Agreement ("Second IRA") and the warrant agreements, and are described below. The registration rights under the Second IRA will expire seven years following the completion of our IPO, or, with respect to an individual holder, when such holder is able to sell all of its shares pursuant to Rule 144 under the Securities Act in any three-month period.

        Demand Registration Rights.    At any time following April 4, 2004, the date six months after the closing of our IPO, the holders of shares of Common Stock having demand registration rights under the Second IRA have the right to require that we register their Common Stock, provided that holders of at least 50% of the shares of Common Stock subject to the Second IRA exercise such rights and the proposed aggregate offering price (valued at the high end of the proposed offering range) is greater than $10,000,000. We are only obligated to effect two registrations in response to these demand registration rights. We may postpone the filing of a registration statement for up to 60 days once in any 12-month period if our Board determines in good faith that the filing would be seriously detrimental to our stockholders or to us. The underwriters of any underwritten offering have the right to limit the number of shares to be included in a registration statement filed in response to the exercise of these demand registration rights. We must pay all expenses, except for underwriters' discounts and commissions, incurred in connection with these demand registration rights.

        Piggyback Registration Rights.    If we register any securities for public sale, the stockholders with piggyback registration rights under the Second IRA have the right to include their shares in the registration, subject to specified exceptions. The underwriters of any underwritten offering have the right to limit the number of shares registered by these stockholders due to marketing reasons. We must pay all expenses, except for underwriters' discounts and commissions, incurred in connection with these piggyback registration rights.

        S-3 Registration Rights.    If we are eligible to file a registration statement on Form S-3, the stockholders with S-3 registration rights under the Second IRA can request that we register their shares, provided that the total price of the shares of common stock offered to the public is at least $1,000,000. The holders of S-3 registration rights may only require us to file two Form S-3 registration statements in any 12-month period. We may postpone the filing of a Form S-3 registration statement for up to 60 days once in any 12-month period if our Board determines in good faith that the filing would be seriously detrimental to our stockholders or to us. We must pay all expenses, except for underwriters' discounts and commissions, incurred in connection with these S-3 registration rights.

Transactions with 5% or Greater Stockholders

        On May 17, 2002, we entered into a Wireless Internet Service Agreement with Sprint Spectrum L.P., or Sprint PCS, an affiliate of Sprint eWireless. This agreement governs the terms and conditions under which we make our applications available through Sprint PCS's wireless e-commerce service to its wireless subscribers. Under this agreement, Sprint PCS is responsible for billing, collecting and remitting to us our percentage of the fees paid by Sprint PCS's wireless subscribers for our applications. We receive a substantial portion of our revenue as a result of our agreement with Sprint PCS. In fiscal years 2003 and 2004, we received 18% and 15% of our revenues, respectively, from subscribers of Sprint PCS. Immediately prior to the completion of our IPO in October 2004, Sprint eWireless was the holder of 1,050,116 shares, or 6.6%, of our Common Stock. However, Sprint eWireless was one of the selling shareholders that participated in our IPO and as a result of its sale, it is no longer a 5% shareholder of the Company.

        On November 12, 2001, we entered into a BREW Publisher Agreement with QUALCOMM Incorporated, or QUALCOMM, now the holder of record of 2,168,585 shares of our Common Stock. This agreement governs the terms and conditions under which we make our applications available through QUALCOMM's BREW network to wireless carriers utilizing the BREW application environment. The QUALCOMM agreement also requires us to enter into a separate "BREW carrier agreement" with each wireless carrier utilizing the BREW application environment, setting forth the specific terms under which the carrier's wireless subscribers may purchase our applications. In addition, QUALCOMM and each wireless carrier utilizing BREW typically enter into a separate BREW agreement, to which we are not a party, that governs the carrier's use of the BREW network. QUALCOMM provides hosting, application delivery and billing services to these carriers through whom we sell our applications. These carriers typically receive payments for the sale of our applications directly from their subscribers, retain their contractual revenue share and remit the balance to QUALCOMM. QUALCOMM then acts as a payment clearing house for these carriers by retaining a fee for the services that it provides under these agreements and remitting to publishers like us our contractual revenue share from the sale of our wireless applications. Our QUALCOMM agreement may be terminated by either party, with or without cause, upon 30 days prior written notice.

        We have entered into an indemnification agreement pursuant to which we must indemnify Apax Excelsior VI, L.P., Apax Excelsior VI-A C.VL.P., Apax Excelsior VI-B C.V. L.P. and Patricof Private Investment Club III, L.P., and each person who controls any of them or who may be liable within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act, to the fullest extent permitted by law. Our indemnification obligation applies if any of these persons becomes involved in, or is threatened to become involved in, any threatened, pending or completed action, suit or proceeding, by reason of any event related to the fact that the person is or was or may be deemed a director, officer, stockholder, employee, controlling person, agent or fiduciary of the Company, or any of our subsidiaries, or is or was or may be deemed to be serving at our request as a director, officer, stockholder, employee, controlling person, agent or fiduciary of another entity, or by reason of any action or inaction on the part of the person while serving in such capacity.

Code of Financial Ethics

        The Company has adopted a Code of Financial Ethics applicable to our Chief Executive Officer and senior financial executives, including the Chief Financial Officer and the Controller of the Company, as well as all employees and directors of the Company. Our Code of Financial Ethics is published on our website, at www.jamdat.com, under "Investor Relations." We intend to disclose future amendments to, or waivers from, certain provisions of the Code of Financial Ethics applicable to senior financial executives on our website within two business days.

REPORT OF THE COMPENSATION COMMITTEE

        This report of the compensation committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        General.    In September 2004, the Board adopted a new written charter for the compensation committee, which took effect upon the completion of the Company's IPO and which is available on the Company's website at www.jamdat.com. Rajiv Dutta, J. William Gurley and Paul Vais serve as members of the compensation committee, with Mr. Vais acting as chairman. The composition of the compensation committee meets the requirements for independence under the current Nasdaq National Market and SEC rules and regulations, including their transitional rules. During 2004, the compensation committee met four times.

        The purpose of the compensation committee is to discharge the responsibilities of the Board relating to the compensation of the Company's executive officers. As such, the committee's primary responsibilities are to review and determine the compensation of the Company's executive officers; administer the Company's stock and equity incentive plans; review and make recommendations to the Board with respect to incentive compensation and equity plans; and establish and review general policies relating to compensation and benefits of employees.

        Executive compensation can include salary, bonus, and restricted stock and option grants as well as other perquisites that vary with the level of responsibility. In determining the compensation for a particular executive officer, the compensation committee was guided in 2004 by the following objectives: attracting and retaining officers by maintaining competitive compensation packages and motivating officers to achieve and maintain superior performance levels. The compensation committee believes that total compensation for executive officers should be sufficiently competitive with compensation paid by companies of similar size and market place position.

        Base Compensation.    Base pay is baseline cash compensation and is determined by market forces. The compensation committee sets base pay based on what it believes is comparable to compensation paid by companies of similar size and market place position.

        Annual Cash Bonuses.    The compensation committee, in its sole discretion, approves the payment of bonuses from time to time to the Company's employees, including its executive officers, as an incentive to influence employees to be productive over the course of each fiscal year. The determination of which executive officers should receive a bonus and what the amount of the bonus should be is based on overall corporate performance, a subjective analysis of the executive's level of responsibility, performance of duties and attainment of performance goals, and also takes into consideration other types and amounts of compensation paid to the executive, such as commissions.

        Long Term Stock Ownership Plans.    Prior to the completion of its IPO in October 2004, the Company maintained the 2000 Stock Plan for employees, officers and directors. Upon the completion of the IPO, the 2000 Stock Plan was replaced with and superseded by the 2004 Stock Plan for employees, officers and directors. The stockholders of the Company have approved each of these plans. The plans afford the Company the ability to make restricted stock grants and to grant incentive stock options, non-qualified stock options, and stock appreciation rights to, among others, the Company's directors, officers and employees.

        The compensation committee's objective is to grant stock or options to purchase stock under the 2004 Stock Plan subject to vesting conditions based on continued employment. These vesting requirements are intended to create a more productive workforce by acting as an inducement for long-term employment with the Company, thereby lending stability to the Company's employee base and encouraging more long-term productivity by employees as they see their efforts translate into greater share value.

        Compensation for Chief Executive Officer.    Mr. Lasky's compensation is described in the section of this Proxy Statement entitled "Executive Compensation." Mr. Lasky's 2004 base compensation of $231,728 was based on a number of factors, including competitive market forces and his extensive experience in the video game industry. Mr. Lasky received no annual bonuses in 2004, other than a $196,763 bonus earned in 2003 and paid in 2004.

        On March 8, 2004, Mr. Lasky was granted 114,000 shares of restricted stock of the Company at a purchase price of $0.48 per share. These shares vest pro rata on a monthly basis over a 48-month period, commencing October 30, 2003. Should Mr. Lasky leave the Company, any unvested shares are subject to repurchase by the Company at the original purchase price of $0.48 per share. Assuming Mr. Lasky does not leave the Company prior to the date these shares are fully vested, this grant has been valued at $971,280, based upon the difference in the purchase price of these restricted shares and a deemed fair value at the date of the grant (of $9.00 per share) for financial accounting purposes. Because there was no public market for the Company's shares prior to its IPO, the Board determined the exercise price of these shares in good faith, based on the best information available to it and Company management at the time of grant. Subsequently, in anticipation of the its IPO, the Company reassessed the valuations of Common Stock using a retrospective valuation performed by management, which required the Company to make complex and subjective judgments. The deemed fair value of the Company's Common Stock was determined using a combination of a market approach at several key dates and straight-line interpolation of the deemed fair value at those dates to the contemplated initial public offering price.

        On September 28, 2004, Mr. Lasky was granted options to purchase 100,000 shares of the Company's Common Stock, at an exercise price equal to the initial public offering price of $16.00 per share. 28% of these options will vest 12 months following the date of grant (i.e., September 28, 2005), and 2% of these options will vest monthly thereafter over a 36-month period. This option grant was made to Mr. Lasky in recognition of his participation in the successful completion of the Company's IPO.

        Policy under Section 162(m) of the Internal Revenue Code.    The compensation committee has not formulated a policy in qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code, and does not foresee the necessity of doing so in the near future. Should limitations on the deductibility of compensation become a material issue, the compensation committee will, at such time, determine whether such a policy should be implemented, either in general or with respect to specific transactions.

Dated: April 15, 2005	The Compensation Committee Paul Vais, Chairman J. William Gurley Rajiv Dutta

REPORT OF THE AUDIT COMMITTEE

        This report of the audit committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        In September 2004, the Board adopted a written charter for the audit committee, which took effect upon the completion of the Company's IPO and which is available on the Company's website at www.jamdat.com. In 2004, the audit committee met twice. The audit committee is currently comprised of three directors who are independent directors as defined under Rules 4200A(a)(14) and 4200(a)(15) of the Nasdaq Rules and applicable SEC rules.

        The purpose of the audit committee is to discharge the responsibilities of the Board relating to the selection and retention of, and oversight over, the Company's independent registered public accounting firm. As such, the committee's primary responsibilities are to select a firm to serve as an independent registered public accounting firm to audit the Company's financial statements; help to ensure the independence of the independent registered public accounting firm; discuss the scope and results of the audit with the independent registered public accounting firm, and review, with management and the independent registered public accounting firm, interim and year-end operating results; develop procedures for employees to anonymously submit concerns about questionable accounting or audit matters; consider the adequacy of the Company's internal accounting controls and audit procedures; and approve (or, as permitted, pre-approve) all audit and non-audit services to be performed by the independent registered public accounting firm.

        The audit committee oversees the Company's financial reporting process on behalf of the Board. Management is responsible for the Company's financial statements and the financial reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on whether the Company's financial statements fairly present, in all material respects, the Company's financial position and results of operations and conform with generally accepted accounting principles. In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements that have been included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

        The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the audit committee has discussed with the independent registered public accounting firm its independence from the Company and management, including the matters in the written disclosures provided to the audit committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

        The audit committee recommended to the Board, and the Board has approved, the inclusion of the audited consolidated financial statements in the Annual Report on Form 10-K for the 2004 fiscal year, which report was filed with the SEC on March 30, 2005. The audit committee has recommended the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005, subject to ratification by the Stockholders at the Annual Meeting.

        The audit committee considered whether the fees paid the independent registered public accounting firm for non-audit services were compatible with maintaining its independence, and concluded that they were. These fees are listed below under the caption "Principal Fees and Services of the Independent Registered Public Accounting Firm."

Dated: April 15, 2005	The Audit Committee Rajiv Dutta, Chairman J. William Gurley Paul Vais

Compliance with Section 16(a) of the Exchange Act

        Section 16(a) of the Exchange Act and the SEC's rules thereunder require our directors, executive officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC and to furnish to us copies of all reports they file. The SEC has established specific due dates for these reports and requires the Company to report in this Proxy Statement any failure by these persons to file or failure to file on a timely basis.

        To our knowledge, based solely on a review of the copies of such reports received or written representations from the reporting persons, we believe that, during our 2004 fiscal year, our directors, executive officers and persons who own more than 10% of our Common Stock complied with all Section 16(a) filing requirements, with the exception of Juan Montes who did not file a Form 3 on a timely basis, and Tom Ellsworth, whose Form 4 reporting the Company's repurchase of his restricted shares was not filed on a timely basis.

PROPOSAL NO. 2
APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board, upon the recommendation of the audit committee, has ratified the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE APPROVAL OF PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

        Representatives of PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company for fiscal year 2004, will be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

Principal Fees and Services of the Independent Registered Public Accounting Firm

        The Company was billed the following fees for the services of PricewaterhouseCoopers LLP during fiscal 2004 and 2003:

	2004	2003
Audit Fees	$643,000	$54,000
All other Fees
Audit-related Fees	114,000	—
Tax-related Fees	33,000	34,000
All other fees	—	—

        The audit fees for the year ended December 31, 2004 and 2003 were for professional services rendered for the audits of the consolidated financial statements of the Company, statutory audits, consents and assistance with review of documents filed with the SEC, including those filed in connection with our IPO.

        The audit-related fees for the year ended December 31, 2004 were mainly for audits undertaken in connection with acquisitions.

        Tax-related fees for the years ended December 31, 2004 and 2003, were for services related to tax compliance.

        The audit committee administers the Company's engagement of PricewaterhouseCoopers LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the audit committee considers whether the engagement could compromise the independence of PricewaterhouseCoopers LLP, and whether for reasons of efficiency or convenience, it is in the best interest of the Company to engage its independent registered public accounting firm to perform the services. The audit committee has determined that performance by PricewaterhouseCoopers LLP of the non-audit services related to the fees on the table above did not affect their independence.

        Prior to engagement, the audit committee pre-approves all independent registered public accounting firm services. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

        The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

        Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings.

        SEC rules provide that any stockholder proposal to be included in the proxy statement for the Company's 2006 Annual Meeting must be received by the Company at its principal executive offices prior to December 16, 2005, in a form that complies with applicable regulations. If the date of the 2006 Annual Meeting is advanced or delayed more than 30 days from the date of the 2005 Annual Meeting, stockholder proposals intended to be included in the proxy statement for the 2006 Annual Meeting must be received by us within a reasonable time before the Company begins to print and mail the proxy statement for the 2006 Annual Meeting. Upon any determination that the date of the 2006 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2005 Annual Meeting, the Company will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.

        In addition to the SEC rules that apply to inclusion of a stockholder proposal in the proxy statement, the Company's bylaws prohibit a stockholder from presenting a proposal at an annual meeting unless the Company receives timely advance written notice in proper form. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, addressed to the secretary of the Company, no later than the close of business on the 90th day, an no earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year's annual meeting. However, if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year's annual meeting, to be timely the notice by the stockholder must be delivered or received no earlier than the close of business on the 120th day prior to the annual meeting and no later than the close of business on the later of the following: (1) the 90th day prior to the annual meeting or (2) the 10th day following the date on which the Company first publicly announces the date of the annual meeting in a document filed with the SEC or in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service.

        A stockholder's notice of a proposal must include the following: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (3) the class and number of shares of the Company that the stockholder beneficially owns, (4) any material interest of the stockholder in the business being proposed, and (5) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act in his capacity as a proponent to a stockholder proposal.

        Stockholder nominations for the 2006 Annual Meeting must be submitted in accordance with the procedures described under the caption "Procedures for Stockholders Nominations."

ANNUAL REPORT TO STOCKHOLDERS

        A copy of the Company's Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (excluding the exhibits thereto) as filed with the SEC, accompanies this Proxy Statement, but it is not deemed to be a part of the proxy soliciting material. The Form 10-K contains consolidated financial statements of the Company and its subsidiaries and the audit report thereon of PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm.

        The Company will provide a copy of the exhibits to its Form 10-K for the fiscal year ended December 31, 2004 upon the written request of any beneficial owner of the Company's securities as of the Record Date and reimbursement of the Company's reasonable expenses. Such request should be addressed to the Company c/o General Counsel, at 3415 S. Sepulveda Blvd., Suite 700, Los Angeles, CA 90034. Exhibits are available at no charge on the SEC's website, www.sec.gov.

STOCKHOLDERS ARE URGED IMMEDIATELY TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES, OR TO VOTE BY TELEPHONE OR INTERNET.

By Order of the Board of Directors,
JAMDAT Mobile Inc.
Craig Gatarz Secretary
Los Angeles, California April 15, 2005

JAMDAT Mobile Inc.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
OR
Log on to the Internet and go to http://www.eproxyvote.com/jmdt		Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

		DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZJAM21
☒	Please mark votes as in this example.		3935

Your Board recommends a vote FOR the election of the nominee below as Class I Director and FOR the ratification of the appointment of Pricewaterhouse Coopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005.

1.	Election of Director		2.	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	AGAINST	ABSTAIN
	To elect the Board's nominee, PAUL VAIS, as a Class I Director (for a term expiring as set forth in the attached Proxy Statement).			To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005.	☐	☐	☐

	FOR ☐	WITHHOLD AUTHORITY ☐	3.	Other Business In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

				Please sign exactly as name(s) appears hereon, and when signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signer is a corporation, sign the full corporate name by a duly authorized officer. When shares are held by joint tenants, both should sign.
				PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.
Signature:	Date:	Signature:	Date:

DETACH HERE	ZJAM22

PROXY

JAMDAT MOBILE INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 12, 2005, and does hereby appoint Mitch Lasky and J. William Gurley, or either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of JAMDAT Mobile Inc. ("the Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to held at 10:00 a.m. (Pacific Time) on Tuesday, May 24, 2005 at the Radisson Huntley Hotel, 1111 Second Street, Santa Monica, California 90403, and at any adjournment(s) or postponement(s) thereof, hereby revoking all proxies heretofore given with respect to such stock.

PROXY

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE NOMINEE FOR CLASS I DIRECTOR HEREIN, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSE COOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF, INCLUDING CONSIDERATION OF A MOTION TO ADJOURN THE MEETING TO ANOTHER TIME OR PLACE IN ORDER TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

QuickLinks

GENERAL INFORMATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2 APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
ANNUAL REPORT TO STOCKHOLDERS